EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Lender Processing Services, Inc.:
We consent to use of our report dated March 26, 2008 (except for notes 1 and 2(b) which are as of June 18, 2008), with respect to the combined balance sheets of Lender Processing Services, Inc. and affiliates (the Company) as of December 31, 2007 and 2006, and the related combined statements of earnings, parent’s equity, and cash flows for each of the years in the three-year period ended December 31, 2007, incorporated herein by reference in this Registration Statement on Form S-8 of Lender Processing Services, Inc. Our report on the combined financial statements, which appears in the Company’s Registration Statement on Form 10, as amended (File No. 1-34005), filed with the Securities and Exchange Commission, contains an explanatory paragraph that states that, effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes.
/s/ KPMG LLP
July 7, 2008
Jacksonville, Florida
Certified Public Accountants